Exhibit 99.1

U.S. Physical Therapy Fourth Quarter and Year End Results

Company Reports Significant Earnings Increase

HOUSTON--(BUSINESS WIRE)--U.S. Physical Therapy, Inc. (NASDAQ:USPH), a national operator of physical and occupational therapy outpatient clinics, today reported results for the fourth quarter and year ended December 31, 2007.

U.S. Physical Therapy’s net income rose approximately 18% in the fourth quarter of 2007 to $2.5 million or $.21 per share from $2.1 million or $.18 per share in the fourth quarter of 2006.

Net income for the year ended December 31, 2007 was $8.7 million or $.75 per share compared to $6.3 million or $.54 per share in 2006. Net income from continuing operations increased to $8.8 million or $.75 per share from $8.2 million or $.70 per share.

Fourth Quarter 2007 compared to Fourth Quarter 2006

  Net revenue from continuing operations increased 30.1% from $33,937,000 to $44,154,000 due to a 27.3% increase in patient visits from 350,000 to 445,000 and an increase in average net patient revenue per visit of .7% from $96.09 to $96.75.
  Clinic salaries and related costs as a percentage of net revenue were 53.5% for the recent quarter and 51.3% for the 2006 fourth quarter. Rent, clinic supplies, contract labor and other costs from continuing operations as a percentage of revenue were 21.2% in the fourth quarter of 2007 as compared to 21.4% in the fourth quarter of 2006. The provision for doubtful accounts was 1.9% of revenues in the recent quarter and 1.6% in the comparable period in 2006.
  Corporate office costs were $4.6 million in the fourth quarter of 2007, or 10.5% of net revenue, versus $4.1 million, or 12.1% of revenue, in the fourth quarter of 2006.
  Net income from continuing operations rose 19.0% to $2,482,000 from $2,086,000.
  Net income, after discontinued operations, increased 18.2% to $2,486,000 from $2,104,000. Earnings per diluted share rose to $.21 from $.18.

  Same store revenues, for de novo and acquired clinics open for one year or more, increased 3.6%. Same store visits increased by 2.0% while the average net rate per visit increased by 1.5%.

Year 2007 compared to Year 2006

  Net revenue from continuing operations increased 12.2% to $151,686,000 from $135,194,000 due to a 12.7% increase in patient visits from 1,379,000 to 1,554,000 partially offset by a .5% decrease in average net patient revenue per visit from $96.72 to $96.19.
  Clinic salaries and related costs as a percentage of net revenue were 52.2% in 2007 as compared to 51.3% in 2006. Rent, clinic supplies, contract labor and other costs from continuing operations as a percentage of net revenue were 21.5% in 2007 and 20.6% in 2006. The provision for doubtful accounts was 1.7% of net revenue in 2007 versus 1.6% in the 2006.
  Corporate office costs were $17,326,000 in 2007, or 11.4% of net revenue, versus $17,247,000, or 12.8% of net revenue in 2006.
  Net income from continuing operations rose 7.6% to $8,815,000 from $8,193,000.
  Net income, after discontinued operations, increased 38.8% to $8,738,000 from $6,296,000. Earnings per diluted share rose to $.75 from $.54. These figures are net of losses from discontinued operations of $77,000 in 2007 as compared to $1,897,000 in 2006.
  Same store revenues, for de novo and acquired clinics open for one year or more, increased 2.6%. Same store visits increased by 3.1% while the average net rate per visit decreased slightly.

Chris Reading, Chief Executive Officer, said “This past year was one of significant growth for U.S. Physical Therapy. In 2007 we increased our clinic base by over 19% ending the year with 349 clinics. We successfully completed the largest acquisition in our Company’s history. Our partner relations are excellent and idea flow has been outstanding. This has resulted in the development of a number of new clinical programs and improved productivity. Our management team has successfully implemented tactical and strategic changes necessary to USPH’s long-term success. Both in terms of de novo development and acquisitions we continue to attract outstanding therapists that should take our Company to the next level.”

Larry McAfee, Chief Financial Officer, noted “Free cash flow from operations remains strong. The $12 million in bank debt incurred in September in conjunction with the STAR acquisition was reduced by $5 million, or more than 40%, during the fourth quarter. As of year end the Company’s net debt, which is calculated as cash minus bank debt and seller notes, had been reduced to less than $1 million. From a capital structure perspective U.S. Physical Therapy is well positioned for continued growth.”

U.S. Physical Therapy's management will host a conference call at 10:30 am Eastern Time, 9:30 am Central Time on Thursday, March 6, 2008 to discuss the Company’s fourth quarter and year 2007 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and enter reservation number 33876261 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 120 days at this website.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

  revenue and earnings expectations;
  general economic, business, and regulatory conditions including federal and state regulations;
  availability and cost of qualified physical and occupational therapists;
  personnel productivity;
  changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
  competitive and/or economic conditions in our markets which may require us to close certain clinics and thereby incur closure costs and losses including the possible write-down or write-off of goodwill;
  changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
  maintaining adequate internal controls;
  availability, terms, and use of capital;
  acquisitions and the successful integration of the operations of the acquired businesses; and
  weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 349 outpatient physical and/or occupational therapy clinics in 41 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

(See Attached Financials)

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Numerator:
Net income from continuing operations	$2,482	$2,086	$8,815	$8,193
Net income (loss) from discontinued operations	4	18	(77)	(1,897)
Net income	$2,486	$2,104	$8,738	$6,296

Denominator:
Denominator for basic earnings per share -
weighted-average shares	11,833	11,511	11,643	11,690
Effect of dilutive securities -
Stock options	82	40	75	41
Denominator for diluted earnings per share -
adjusted weighted-average shares and assumed conversions	11,915	11,551	11,718	11,731

Earnings per share:
Basic - income from continuing operations	$0.21	$0.18	$0.76	$0.70
Basic - loss from discontinued operations	-	-	(0.01)	(0.16)
Total basic earnings per share	$0.21	$0.18	$0.75	$0.54

Diluted - income from continuing operations	$0.21	$0.18	$0.75	$0.70
Diluted - loss from discontinued operations	-	-	-	(0.16)
Total diluted earnings per share	$0.21	$0.18	$0.75	$0.54

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Net patient revenues	$43,084	$33,612	$149,437	$133,376
Management contract revenues	855	325	1,945	1,784
Other revenues	215	-	304	34
Net revenues	44,154	33,937	151,686	135,194

Clinic operating costs:
Salaries and related costs	23,624	17,406	79,191	69,340
Rent, clinic supplies, contract labor and other	9,344	7,279	32,581	27,896
Provision for doubtful accounts	825	553	2,553	2,115
	33,793	25,238	114,325	99,351

Corporate office costs	4,624	4,109	17,326	17,247

Operating income from continuing operations	5,737	4,590	20,035	18,596

Interest and investment income	21	81	273	382
Interest expense	(166)	(18)	(301)	(50)
Loss in unconsolidated joint venture	-	-	-	(31)
Minority interests in subsidiary limited partnerships	(1,576)	(1,292)	(5,727)	(5,647)

Income before income taxes from continuing operations	4,016	3,361	14,280	13,250
Provision for income taxes	1,534	1,275	5,465	5,057
Net income from continuing operations	2,482	2,086	8,815	8,193

Discontinued operations:
(Loss) income from discontinued operations	6	28	(121)	(2,985)
Tax benefit (expense) from discontinued operations	(2)	(10)	44	1,088
	4	18	(77)	(1,897)
Net income	$2,486	$2,104	$8,738	$6,296

Earnings per share:
Basic - income from continuing operations	$0.21	$0.18	$0.76	$0.70
Basic - (loss) income from discontinued operations	-	-	(0.01)	(0.16)
Total basic earnings per common share	$0.21	$0.18	$0.75	$0.54

Diluted - income from continuing operations	$0.21	$0.18	$0.75	$0.70
Diluted - (loss) income from discontinued operations	-	-	-	(0.16)
Total diluted earnings per common share	$0.21	$0.18	$0.75	$0.54

Shares used in computation:
Basic earnings per common share	11,833	11,511	11,643	11,690
Diluted earnings per common share	11,915	11,551	11,718	11,731

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	December 31,	December 31,
	2007	2006
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$7,976	$10,952
Marketable securities - available for sale	-	500
Patient accounts receivable, less allowance for doubtful accounts of $2,184 and $1,567, respectively
	25,574	21,503
Accounts receivable - other	1,150	775
Other current assets	1,333	2,251
Total current assets	36,033	35,981

Fixed assets:
Furniture and equipment	28,782	23,718
Leasehold improvements	17,352	15,226
	46,134	38,944
Less accumulated depreciation and amortization	29,342	25,573
	16,792	13,371
Goodwill	37,650	20,997
Other intangible assets, net	3,930	278
Other assets	1,847	830
	$96,252	$71,457

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable - trade	$1,555	$1,601
Accrued expenses	9,071	7,007
Current portion of notes payable	812	562
Total current liabilities	11,438	9,170
Notes payable	959	797
Revolving line of credit	7,000	-
Deferred rent	1,104	1,273
Other long-term liabilities	696	829
Total liabilities	21,197	12,069

Minority interests in subsidiary limited partnerships	5,648	3,871

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding
	-	-
Common stock, $.01 par value, 20,000,000 shares authorized, 14,053,192 and 13,681,849, shares issued, respectively
	141	137
Additional paid-in capital	41,452	36,304
Retained earnings	59,442	50,704
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total shareholders' equity	69,407	55,517
	$96,252	$71,457

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(unaudited)

	Year Ended December 31,
	2007	2006

OPERATING ACTIVITIES
Net income	$8,738	$6,296
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	4,986	4,494
Minority interests in earnings of subsidiary limited partnerships	5,727	5,559
Provision for doubtful accounts	2,636	2,197
Equity-based awards compensation expense	1,277	1,038
Loss on sale or abandonment of assets	117	512
Excess tax benefit from exercise of stock options	(184)	(105)
Recognition of deferred rent subsidies	(456)	(403)
Deferred income taxes	313	(373)
Closure costs - write-off of goodwill	-	192
Changes in operating assets and liabilities:
Increase in patient accounts receivable	(3,543)	(3,434)
Increase in accounts receivable - other	(87)	(73)
(Increase) decrease in other assets	(160)	168
(Decrease) increase in accounts payable and accrued expenses	(655)	1,623
Increase in other liabilities	338	781
Net cash provided by operating activities	19,047	18,472

INVESTING ACTIVITIES
Purchase of fixed assets	(4,034)	(4,655)
Purchase of business, net of cash acquired	(19,504)	(5,206)
Acquisitions of minority interests, included in goodwill	(519)	(1,234)
Purchase of marketable securities - available for sale	(2,040)	(700)
Proceeds on sale of marketable securities - available for sale	2,540	2,850
Proceeds on sale of fixed assets	21	99
Net cash used in investing activities	(23,536)	(8,846)

FINANCING ACTIVITIES
Distributions to minority investors in subsidiary limited partnerships	(5,651)	(5,489)
Repurchase of common stock	-	(5,522)
Proceeds from revolving line of credit	12,000	-
Payments on revolving line of credit	(5,000)	-
Payment of notes payable	(588)	(245)
Excess tax benefit from stock options exercised	184	105
Proceeds from exercise of stock options	568	125
Net cash provided by (used in) financing activities	1,513	(11,026)

Net decrease in cash and cash equivalents	(2,976)	(1,400)
Cash and cash equivalents - beginning of period	10,952	12,352
Cash and cash equivalents - end of period	$7,976	$10,952

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for :
Income taxes	$5,481	$3,844
Interest	$263	$34
Non-cash investing and financing transactions during the period:
Purchase of business - seller financing portion	$1,000	$878
Purchase of business - issuance of common stock	$3,123	$-

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES RECAP OF CLINIC DEVELOPMENT ACTIVITY

	Opened	Closed	Sold	Acquired	Number of Clinics

Year 2005, December 31, 2005	28	(9)	(2)	5	286

First Quarter 2006, March 31, 2006	12	--	--	--	298

Second Quarter 2006, June 30, 2006	8	(3)	--	--	303

Third Quarter 2006, September 30, 2006	7	(28)	--	--	282

Fourth Quarter 2006, December 31, 2006	3	--	(1)	8	292

Year Ended, December 31, 2006	30	(31)	(1)	8	292

First Quarter 2007, March 31, 2007	3	(2)	--	--	293

Second Quarter 2007, June 30, 2007	6	(1)	--	--	298

Third Quarter 2007, September 30, 2007	2	(6)	--	52	346

Fourth Quarter 2007, December 31, 2007	6	(3)	--	--	349

Year Ended, December 31, 2007	17	(12)	--	52	349

CONTACT:
U.S. Physical Therapy, Inc.
Chief Financial Officer
Larry McAfee, 713-297-7000
or
Chief Executive Officer
Chris Reading, 713-297-7000